UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2019

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 16, 2019, AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG”), completed its previously announced acquisition of Perosphere Pharmaceuticals Inc. (“Perosphere”) through the merger of AMAG’s wholly-owned subsidiary, Magellan Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into Perosphere, with Perosphere continuing as the surviving entity and a wholly-owned subsidiary of AMAG (the “Merger”).

As a result of the acquisition of Perosphere, AMAG has acquired the global rights to ciraparantag, an anticoagulant reversal agent, which is being investigated for patients treated with novel oral anticoagulants or low molecular weight heparin when reversal of the anticoagulant effect of these products is needed for emergency surgery, urgent procedures or due to life-threatening or uncontrolled bleeding.

The Merger was completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2018, by and among AMAG, Merger Sub, Perosphere and Bryan E. Laulicht, as the representative of holders of Perosphere common stock, preferred stock, stock options and warrants (the “Perosphere Equityholders”). Pursuant to the Merger Agreement, AMAG paid, at the effective time of the Merger (the “Effective Time”), an upfront purchase price (the “Upfront Merger Consideration”) of approximately $50.0 million, approximately $40.0 million of which was funded from AMAG’s available cash on hand and approximately $10.0 million of which was deemed paid in connection with the cancellation of a convertible note in the principal amount of $10.0 million issued to AMAG by Perosphere in October 2018 as part of an exclusivity arrangement. The purchase price is subject to customary post-closing adjustments under the Merger Agreement. In addition to the Upfront Merger Consideration, AMAG used available cash on hand to repay $12.0 million of Perosphere’s term loan indebtedness and assumed $6.2 million of Perosphere’s other liabilities.

As previously disclosed, under and subject to the terms and conditions set forth in the Merger Agreement, AMAG is obligated to pay future contingent consideration of up to an aggregate of $365.0 million (the “Milestone Payments”), including (a) up to an aggregate of $140.0 million that becomes payable conditioned upon the achievement of specified regulatory milestones for ciraparantag (the “Regulatory Milestone Payments”), including a $40.0 million milestone payment conditioned upon approval by the European Medicines Agency and (b) up to an aggregate of $225.0 million that becomes payable conditioned upon the achievement of specified sales milestones (the “Sales Milestone Payments”). If the final label approved for ciraparantag in the United States includes a boxed warning, the Regulatory Milestone Payments shall no longer be payable, and any previously paid Regulatory Milestone Payments shall be credited against 50% of any future Milestone Payment that otherwise becomes payable. The first Sales Milestone Payment of $20.0 million will be payable conditioned upon AMAG’s reporting annual net sales of ciraparantag of at least $100.0 million.

AMAG and the Perosphere Equityholders have agreed to indemnify each other for specified matters, including breaches of the representations, warranties and covenants contained in the Merger Agreement. The survival of the parties’ respective representations and warranties generally is limited to 18 months following the Effective Time, except that certain specified “fundamental representations” will survive until 180 days after the expiration of all respective statutes of limitations. AMAG will not be entitled to any indemnification for breaches of representations and warranties of Perosphere (other than fundamental representations) except to the extent the aggregate amount of losses incurred by AMAG exceeds $250,000. At the Effective Time, $7.5 million of the Upfront Merger Consideration (the “Escrow Amount”) was deposited into an escrow fund to secure the indemnification and other obligations of the Perosphere Equityholders under the Merger Agreement, 50% of which will be released 18 months after the Effective Time and the remainder of which will be released three years after the Effective Time (in each case, less any amounts for pending or resolved indemnification claims). The indemnification obligations of the Perosphere Equityholders generally are limited to the Escrow Amount except that, in certain circumstances, amounts may be offset against the Milestone Payments to satisfy indemnification obligations of the Perosphere Equityholders.

The above description of the Merger does not purport to be complete, provides only a summary of the material terms of the Merger and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AMAG’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On January 17, 2019, AMAG issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

AMAG intends to file the financial statements required by Item 9.01(a), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information.

AMAG intends to file the pro forma financial information required by Item 9.01(b), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of December 12, 2018, by and among AMAG Pharmaceuticals, Inc., Magellan Merger Sub, Inc., Perosphere Pharmaceuticals Inc. and Bryan E. Laulicht, as the representative of the Perosphere Equityholders (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 13, 2018).*

99.1	Press release entitled “AMAG Pharmaceuticals Completes Acquisition of Perosphere Pharmaceuticals” issued by AMAG Pharmaceuticals, Inc. on January 17, 2019 (furnished herewith).

*  Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AMAG hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Commission; provided, however, that AMAG may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedule so furnished. A list identifying the contents of all omitted exhibits and schedules can be found on pages iii and iv of Exhibit 2.1.

Forward-Looking Statements

This report and Exhibit 99.1 contain forward-looking information about AMAG within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein or therein which do not describe historical facts, including, among others, the timing and value of future milestone payments, as well as those examples identified under the caption “Forward-Looking Statements” in Exhibit 99.1 are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the risk that ciraparantag will not be approved on the expected timeline or at all, including as a result of the clinical trial design and enrollment, delays in the development of a coagulometer for use in clinical trials, or as a result of any safety issues that may arise as part of such trial; the risk that, even if approved, the market for ciraparantag may be smaller than expected or AMAG may not be successful in accessing such market or otherwise realize the expected benefits of the acquisition, the possibility that the remedies provided for in the Merger Agreement may be insufficient to indemnify AMAG for any damages that may be suffered under the Merger Agreement and those risks identified in AMAG’s filings with Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018 and subsequent filings with the Commission, which are available at the Commission’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary
Dated:	January 17, 2019